Exhibit 99.1

KOHL'S CORPORATION REPORTS FIRST QUARTER FISCAL 2010

EARNINGS PER SHARE OF $0.64

•

Net Income Growth of 45 Percent

•

Management Raises Fiscal 2010 Earnings Guidance

MENOMONEE FALLS, WI … May 13/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter ended May 1, 2010.

First Quarter Results

Kohl’s Corporation reported net income for the quarter ended May 1, 2010 of $199 million, or $0.64 per diluted share, compared with $137 million, or $0.45 per diluted share, a year ago.  Net sales were $4.0 billion, an increase of 10.9 percent for the quarter.  Comparable store sales for the quarter increased 7.4 percent.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “We achieved our goal of gaining market share through our performance in both comparable and total sales growth in the first quarter.  We improved our merchandise margins significantly through strong inventory management and successful private and exclusive brand strategies. Expenses were well managed while improving the store experience for our customers. I am very proud of our 130,000 associates and the role they played in these results and want to thank them for their hard work, loyalty and dedication in delivering on our promise to ‘expect great things’ from Kohl’s."

Mansell added, “Consumers appeared to be a little more confident in their spending, but remain focused on value and ways to make their dollars go farther.  We will continue to be flexible in our sales and inventory planning as well as expense management in order to react to changes in consumer demand.”

Expansion Update

During the quarter, Kohl’s successfully opened nine stores.  The Company ended the quarter with 1,067 stores in 49 states, compared with 1,022 stores in 49 states at the same time last year.  The Company expects to open an additional 21 stores later this year for a total of 30 stores in fiscal 2010.  The Company completed the remodel of 17 stores during the quarter ended May 1, 2010 and expects to remodel an additional 68 stores later this year.

Earnings Guidance – Second Quarter and Fiscal 2010

The Company provided initial guidance for its second fiscal quarter ending July 31, 2010 of $0.70 to $0.75 per diluted share.  The Company also updated its guidance for fiscal 2010 to $3.57 to $3.75 per diluted share, reflecting its first quarter results, from its initial guidance of $3.40 to $3.63 per diluted share.

First Quarter 2010 Earnings Conference Call

Investors will have an opportunity to listen to the first quarter earnings conference call at 8:30 AM EDT on May 13 by dialing (800) 839-6491 (US/Canada Dial-in Number) or (706) 902-0486 (Int’l/Local Dial-in Number), using Conference ID 71028626.  A replay of the call will also be accessible at approximately 9:30 AM EDT on May 13, until midnight EDT on June 13, 2010. To listen to the replay, dial (706) 645-9291, and use Conference ID 71028626.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm. To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=2807925 at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available until June 13, 2010.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,067 stores in 49 states. A company committed to the communities it serves, Kohl’s has raised more than $150 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
		% to		% to
	May 1,	Net	May 2,	Net
	2010	Sales	2009	Sales

Net sales	$ 4,035		$ 3,638
Cost of merchandise sold	2,498	61.9%	2,270	62.4%

Gross margin	1,537	38.1%	1,368	37.6%

Operating expenses:
Selling, general, and administrative	1,031	25.5%	961	26.4%
Depreciation and amortization	151	3.8%	141	3.9%
Preopening expenses	4	0.1%	15	0.4%

Operating income	351	8.7%	251	6.9%

Interest expense, net	31	0.8%	32	0.9%

Income before income taxes	320	7.9%	219	6.0%
Provision for income taxes	121	3.0%	82	2.2%

Net income	$ 199	4.9%	137	3.8%

Basic net income per share	$ 0.65		$ 0.45
Average number of shares	307		305

Diluted net income per share	$ 0.64		$ 0.45
Average number of shares	309		306

KOHL'S CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

Subject to Reclassification

	May 1,	May 2,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$ 2,388	$ 856
Merchandise inventories	3,017	2,804
Deferred income taxes	91	74
Other	209	188

Total current assets	5,705	3,922

Property and equipment, net	7,109	7,001
Long-term investments	318	327
Favorable lease rights, net	201	198
Other assets	133	115

Total assets	$ 13,466	$ 11,563

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 1,412	$ 1,003
Accrued liabilities	895	777
Income taxes payable	113	82
Current portion of long-term
debt and capital leases	318	17

Total current liabilities	2,738	1,879

Long-term debt and capital leases	1,754	2,056
Deferred income taxes	380	323
Other long-term liabilities	497	420
Shareholders' equity	8,097	6,885

Total liabilities and shareholders' equity	$ 13,466	$ 11,563

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
	May 1,	May 2,
	2010	2009

Operating activities
Net income	$ 199	$ 137
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization,
including debt discount and deferred financing fees	152	141
Share-based compensation	14	11
Excess tax benefits from share-based compensation	2	-
Deferred income taxes	(16)	4
Other non-cash revenues and expenses	8	24
Changes in operating assets and liabilities:
Merchandise inventories	(92)	(5)
Other current and long-term assets	12	21
Accounts payable	224	122
Accrued and other long-term liabilities	(146)	(36)
Income taxes	(70)	(25)

Net cash provided by operating activities	287	394

Investing activities
Acquisition of property and equipment
and favorable lease rights	(191)	(186)
Sales of investments in auction rate securities	4	7
Other	(1)	2

Net cash used in investing activities	(188)	(177)

Financing activities
Treasury stock purchases	(3)	(1)
Capital lease payments	(5)	(4)
Proceeds from stock option exercises	32	1
Excess tax benefits from share-based compensation	(2)	-

Net cash provided by (used in) financing activities	22	(4)

Net increase in cash and cash equivalents	121	213
Cash and cash equivalents at beginning of period	2,267	643

Cash and cash equivalents at end of period	$ 2,388	$ 856